Exhibit 10(1)

                    EXEMPT LOAN AND SHARE PURCHASE AGREEMENT



                                     between




                                   TRUST UNDER
                            OWEN COMMUNITY BANK, S.B.
                 EXEMPT STOCK OWNERSHIP PLAN AND TRUST AGREEMENT


                                       and



                             HOME FINANCIAL BANCORP

                               Dated July 1, 1996



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                                TABLE OF CONTENTS
                                                                            Page


ARTICLE I - DEFINITIONS AND INTERPRETATION.................................  1

         Section 1.1       General Interpretation..........................  1
         Section 1.2       Certain Definitions.............................  2

ARTICLE II - TRUST LOAN; TRUST NOTE; PAYMENTS..............................  2

         Section 2.1       Trust Loan......................................  2
         Section 2.2       Use of Trust Loan Proceeds......................  2
         Section 2.3       Trust Note......................................  3
         Section 2.4.      Interest........................................  3
         Section 2.5       Payments........................................  3
         Section 2.6       Optional Prepayment.............................  3
         Section 2.7       Place and Time of Payment.......................  4
         Section 2.8       Application of Certain Payments.................  4
         Section 2.9       Due Date Extension..............................  4
         Section 2.10      Computations....................................  4
         Section 2.11      Interest on Overdue Amounts.....................  4

ARTICLE III - SECURITY.....................................................  4

         Section 3.1       Security........................................  4
         Section 3.2       Release of Shares...............................  5

ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS.....................  5

         Section 4.1       Representations and Warranties of Trustee.......  5
         Section 4.2       Representations and Warranties of Company.......  6
         Section 4.3       Covenants of Company............................  7

ARTICLE V - CONDITIONS PRECEDENT...........................................  8

         Section 5.1       Documentation Satisfactory
                           to Company......................................  8
         Section 5.2       Other Conditions Precedent
                           to Company Obligations..........................  8
         Section 5.3       Documentation Satisfactory to Trustee...........  8
         Section 5.4       Other Conditions Precedent to
                           Trustee's Obligation............................  9

ARTICLE VI - EVENTS OF DEFAULT AND THEIR EFFECT............................  9

         Section 6.1       Events of Default; Effect.......................  9


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ARTICLE VII - SHARE PURCHASES............................................  9

         Section 7.1       Purchase of Shares............................  9
         Section 7.2       Manner of Purchase............................  9
         Section 7.3       Readily Tradeable............................. 10
         Section 7.4       No Prohibited Transactions.................... 10
         Section 7.5       Maximum Number of Shares...................... 10

ARTICLE VIII - GENERAL................................................... 10

         Section 8.1       Waivers; Amendments........................... 10
         Section 8.2       Confirmations; Information.................... 10
         Section 8.3       Captions...................................... 10
         Section 8.4       Governing Law................................. 10
         Section 8.5       Notices....................................... 10
         Section 8.6       Expenses...................................... 11
         Section 8.7       Reimbursement................................. 11
         Section 8.8       Entire Agreement.............................. 11
         Section 8.9       Severability.................................. 11
         Section 8.10      No Assignment................................. 11
         Section 8.11      Counterparts.................................. 11

ARTICLE IX - LIMITED RECOURSE............................................ 11

         Section 9.1       Limited Recourse.............................. 11
         Section 9.2       No Personal Recourse Against Trustee.......... 12

Exhibit A - Trust Note...................................................  1
Exhibit B - Share Pledge Agreement.......................................  1
Exhibit C - Certificate of Trustee.......................................  9
Exhibit D - Certificate of the Company................................... 10



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                    EXEMPT LOAN AND SHARE PURCHASE AGREEMENT



         THIS EXEMPT LOAN AND SHARE PURCHASE AGREEMENT (this "Agreement" or "Loan Agreement"), dated July 1, 1996, between the Trust (the "Trust") established pursuant to the provisions of OWEN COMMUNITY BANK, S.B. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT (EFFECTIVE AS OF JULY 1, 1996) (the "ESOP") by Community Trust & Investment Company, Inc., as Trustee (the "Trustee"), and HOME FINANCIAL BANCORP, an Indiana corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has duly established the ESOP in connection with which the Trust has been created;

         WHEREAS,  pursuant to the ESOP and direction of the Company pursuant to
Section 8.7 of the ESOP, the Trust desires to borrow from the Company, and the Company desires to lend to the Trust, an aggregate principal amount equal to up to Four Hundred and Four Thousand Seven Hundred and Forty Dollars ($404,740) (the "Trust Loan"), representing the cost of 8% of the shares of Common Stock, without par value, of the Company (the "Common Stock"), offered in the Subscription Offering and the Direct Community Offering of the Company's Common Stock being made in connection with the Company's acquisition of the common stock of Owen Community Bank, s.b. (the "Bank") upon conversion of the Bank from an Indiana mutual savings bank to an Indiana stock savings bank (the "Conversion"), on the terms and conditions hereof;

         WHEREAS, the parties hereto intend that the Trust Loan constitute an "exempt loan" within the meaning of Section 4975(d)(3) of the Code, Treasury Regulation ss. 54.4975-7(b), Section 408(b)(3) of ERISA, and Department of Labor Regulation ss. 2550.408b-3 (collectively, the "Exempt Loan Rules") and an "Exempt Loan" within the meaning of Sections 1.20 and 8.7 of the ESOP;

         WHEREAS, the parties intend that the Trustee will utilize the Trust Loan for the purpose of effecting purchases in the Subscription Offering and Direct Community Offering (collectively, the "Offering") or otherwise of shares of Company Common Stock, without par value ("Shares"), to be held in the Trust for participants in the ESOP.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which each party hereto respectively acknowledges by its execution hereof), the parties hereto intending legally to be bound do hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.1. General Interpretation. This Agreement shall be construed and interpreted so as to maintain the status of the ESOP as a qualified leveraged employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Code, the Trust as exempt from taxation under Section 501(a)


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of the Code, and the Trust Loan as an "exempt loan" under the Exempt Loan Rules, and as an "Exempt Loan" under Section 8.7 of the ESOP (collectively, the "Required Status").

         Section 1.2. Certain Definitions. In this Agreement, unless a clear contrary intention appears, the terms set forth below have the following meanings when used herein. Other terms are defined elsewhere herein.

         (a) "Business Day" means a day, other than a Saturday, Sunday or public holiday, on which commercial banks are open in Spencer, Indiana for the purpose of conducting commercial banking business.

         (b) "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         (c) "Default" means an event or circumstance which, with notice or lapse of time or both, would constitute an Event of Default as defined in
Section 6.1.

         (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

         (e) "Loan Documents" shall mean, collectively, this Agreement, the Trust Note, the Share Pledge Agreement and any other instruments or documents required to be delivered pursuant hereto or thereto, in each case as amended and in effect from time to time.

                                   ARTICLE II

                        TRUST LOAN; TRUST NOTE; PAYMENTS

         Section 2.1. Trust Loan. Subject to the terms and conditions of this Agreement, the Company agrees to make available to the Trust, and the Trust may borrow from the Company, on the Closing Date (hereinafter defined), the Trust Loan under this Agreement in an amount up to Four Hundred and Four Thousand Seven Hundred and Forty Dollars ($404,740), representing the cost of 8% of the Shares offered in the Offering. The Company shall, upon fulfillment of the applicable conditions set forth in Article V, on the Closing Date make the Trust Loan up to such amount available to the Trustee in immediately available funds, at its principal office. Notwithstanding the foregoing, the Company shall not be obligated to make any portion of the Trust Loan available to the Trust if the Conversion is not consummated, or if the ESOP is not permitted to purchase any shares because of an oversubscription in the first category of eligible subscribers. The Closing of the Trust Loan (the "Closing") will occur at the offices of Barnes & Thornburg, 1313 Merchants Bank Building, 11 South Meridian Street, Indianapolis, Indiana 46204, on the same date that the Conversion closes, or such later date as the parties shall agree upon (the "Closing Date").

         Section 2.2. Use of Trust Loan Proceeds. The Trust will use the proceeds of the Trust Loan to purchase Shares in the Offering, in accordance with Article VII hereof.


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         Section  2.3.  Trust  Note.  The Trust  Loan will be  represented  by a promissory note of the Trust (the "Trust Note"), substantially in the form of Exhibit A hereto, appropriately completed, dated the Closing Date, payable to the order of the Company in the original principal amount of the Trust Loan, or so much thereof as may at any time have been advanced hereunder and thereunder, on the maturity date thereof.

         Section 2.4. Interest. The portion of the Trust Loan principal outstanding at any time shall accrue and bear daily interest at a fixed rate per annum equal to the prime rate as published in "The Wall Street Journal" on the Closing Date (the "Interest Rate"), payable annually in accordance with Section
2.5. On any stated or accelerated maturity of the Trust Loan all accrued and unpaid interest thereon shall be forthwith due and payable.

         Section 2.5. Payments. The Trust shall pay the principal amount of the Trust Loan together with accrued interest as follows:

                  (a) an initial principal installment of one twentieth (1/20) of the initial principal amount of the Trust Loan, shall be due and payable on December 31, 1996, together with all interest accrued on the Trust Loan from the Closing Date through and including December 31, 1996; and

                  (b) thereafter, payments of principal and interest shall be made in annual installments due and payable on the last business day of December of each year, commencing on December 31, 1996, through and including December 31, 2005, which annual installments shall include a principal payment in the amount of one-tenth of the initial principal amount of the Trust Loan, plus all interest accrued on the Trust Loan through and including the date of such payment; and

                  (c) a final payment of principal in the amount of one twentieth (1/20) of the initial principal amount of the Trust Loan, together with all interest accrued on the Trust Loan through and including the date of such payment shall be due and payable on June 30, 2006.

The outstanding principal of the Trust Loan, together with all accrued and unpaid interest and any other obligations then outstanding, will in any event be due and payable in full on June 30, 2006.

         Section 2.6.  Optional Prepayment.

                  (a) Upon compliance with this Section 2.6, the Trust, at its option, may prepay the Trust Note at any time and from time to time, either in whole or in part, by payment of the principal amount of the Trust Note or portion thereof to be prepaid and accrued interest thereon to the date of such prepayment.

                  (b) The Trustee will give notice of any prepayment of the Trust Note pursuant to this Section 2.6 to the Company not less than 3 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) that prepayment is to be made under Section 2.6 of this Agreement, (iii) the principal amount of the Trust Note to be prepaid on such date, and (iv) accrued interest applicable to the prepayment. Such notice of

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         prepayment shall be signed by the Trustee.  Notice of prepayment having been so given, the aggregate principal amount of the Trust Note specified in such notice, together with accrued interest thereon shall become due and payable on the prepayment date.

                  (c) Partial prepayments of the Trust Note made pursuant to this Section 2.6 shall be credited in each case against remaining scheduled payments on the Trust Note in the inverse order of the due dates of such payments.

                  (d) No such prepayment shall, however, be permitted if such prepayment would adversely affect the Required Status.

         Section 2.7. Place and Time of Payment. All payments of principal of, or interest on, the Trust Note shall be made by the Trust to the Company in same day funds at Spencer, Indian, not later than 11:00 a.m. on the date due. Funds received after that hour shall be deemed to have been received on the next following Business Day.

         Section 2.8. Application of Certain Payments. If, and to the extent, Shares acquired with proceeds of the Trust Loan, held in the Trust and not yet allocated to participant accounts are sold, then, to the extent allowable by the Exempt Loan Rules and applicable law, the Trustee, at the direction of the ESOP Committee administering the ESOP (the "Committee"), may apply the proceeds thereof toward the repayment of the Trust Loan. Dividends or other cash distribution paid on the Shares purchased with the proceeds of the Trust Loan (whether or not allocated to the accounts of Participants) shall be used by the Trustee, at the discretion of the Committee, to the extent permissible to repay the Trust Loan in accordance with the provisions of Section 4.5 of the ESOP.

         Section 2.9. Due Date Extension. If any payment of principal of, or interest on, the Trust Note falls due on a day that is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

         Section 2.10. Computations. All computations of interest on the Trust Loan and other amounts due hereunder shall be based on a year of 360 days, comprising twelve 30-day months.

         Section 2.11. Interest on Overdue Amounts. If any payment of principal of, or interest on, the Trust Note is not made when due, interest shall accrue on the amount thereof, commencing on such due date through the date on which such amount is paid in full, at a rate per annum equal to the Interest Rate plus two percent (2%).

                                   ARTICLE III

                                    SECURITY

         Section 3.1. Security. Payment of the Trust Note and performance by the Trust of its obligations under this Agreement and the Trust Note will be secured by a pledge of, and the grant of a security interest in, the Shares by the Trustee on behalf of the Trust to and in favor of the

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Company under a Share Pledge  Agreement,  substantially in the form of Exhibit B hereto (the "Share Pledge Agreement").

         Section 3.2. Release of Shares. Notwithstanding any provision of this Agreement or the Share Pledge Agreement to the contrary contained or implied, the Company will release from the pledge and security interest under the Share Pledge Agreement, such Shares as must be allocated to ESOP participants under the ESOP pursuant to Section 8.7(h) of the ESOP and otherwise under the Code, the Exempt Loan Rules or other applicable law, provided that Section 8.7(h) of the ESOP shall not be amended without the Trustee's prior consent.

                                   ARTICLE IV

                           REPRESENTATIONS, WARRANTIES
                                  AND COVENANTS

         Section 4.1. Representations and Warranties of Trustee. To induce the Company to enter this Agreement and to make the Trust Loan, the Trustee represents and warrants to the Company as follows:

                  (a) The Trustee has determined that the Trust Loan is primarily for the benefit of ESOP participants and their beneficiaries and bears interest at a rate not in excess of a reasonable rate and that the terms of the loan are at least as favorable to the Trust and the ESOP participants as the terms of a comparable loan resulting from arm's-length negotiations between completely independent parties;

                  (b) The Trustee is an Indiana corporation, legally existing and in good standing under Indiana law, has corporate power and authority and is duly authorized to enter into and perform the Trust;

                  (c) The Trustee has full right, power and authority to execute, deliver and perform on behalf of the Trust under the Trust Agreement, the ESOP and otherwise the obligations set forth in the Loan Documents, and the execution and performance of such obligations will not conflict with or result in a breach of the terms of the ESOP or the Trust or result in a breach or violation of the Trustee's Articles of Incorporation or By-Laws or of any law or regulation, order, writ, injunction or decree of any court or governmental authority binding on the Trust or Trustee;

                  (d) The ESOP (and related Trust) has been duly authorized by all necessary corporate action on the part of the Trustee, if any, has been duly executed by an authorized officer of the Trustee and delivered and constitutes a legal, valid and binding obligation of the Trustee and declaration of trust enforceable in accordance with its terms;

                  (e) The Loan Documents have been duly authorized, executed and delivered by the Trustee and constitute legal, valid and binding obligations, contracts and agreements of the Trustee on behalf of the Trust, enforceable in accordance with their respective terms;


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                  (f)  The  execution,  delivery  and  performance  of the  Loan
         Documents do not conflict with, or result in the creation or imposition of any lien or encumbrance upon any of the property of the Trustee (other than the Collateral, as defined in the Share Pledge Agreement) pursuant to the provisions of the ESOP (and related Trust) or any other agreement or other instrument to which the Trustee is a party or may be bound; and

                  (g) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance by the Trustee of the Loan Documents.

         Section 4.2. Representations and Warranties of Company. To induce the Trust to enter this Agreement and undertake the obligations hereunder, the Company represents and warrants to the Trust as follows:

                  (a) The Company is a corporation duly organized and validly existing under the laws of the State of Indiana, has corporate power and authority and is duly authorized to enter into and perform its obligations under this Agreement;

                  (b) Neither the execution and delivery of this Agreement, nor the performance of the terms hereof nor the establishment of the ESOP or the Trust violates, conflicts with or constitutes a default under Company's Articles of Incorporation or By-Laws or any material agreement to which the Company is a party or by which the Company or any of its assets is bound, or violates any law, regulation, order or decree of any court, arbitration or governmental authority applicable to the Company, in any manner that would have a material adverse effect on the Trust, the ESOP, the Required Status or the Company;

                  (c) The Company and the Bank have taken all actions required to be taken by it to establish the ESOP and the related Trust. The ESOP and related Trust are intended to, and the terms thereof have been drafted with the purpose to, comply with the requirements of Sections 401(a) and 501(a) of the Code, as applicable, with the requirements for treatment as a leveraged employee stock ownership plan, as that term is defined in Section 4975(e)(7) of the Code, and with other applicable laws;

                  (d) The Bank has duly appointed the Trustee as trustee of the Trust and the Committee under the ESOP;

                  (e) The Company has delivered to Trustee copies of its Articles of Incorporation and its By-Laws, the ESOP, and resolutions of its Board of Directors with respect to approval of this Agreement and entering into of the transactions and execution of all documents contemplated by this Agreement, in each case certified by the Secretary of the Company, which copies are true, correct and complete. None of such documents or resolutions has been amended or modified in any respect and such documents and resolutions remain in full force and in effect, in the form previously delivered to the Trustee;


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                  (f) Other  than the Common  Stock,  the  Company  has no other classes of shares outstanding or treasury shares.

                  (g) The  Company's  ability  to honor  put  options  (the "Put
         Options"), which would obligate the Company to repurchase shares of Common Stock distributed from time to time to ESOP participants and beneficiaries under Section 6.13 of the ESOP, is not presently restricted by the provisions of any law, rule or regulation in effect on the date hereof (except for capital, liquidation account, requirements to obtain regulatory approval of material repurchase transactions, and similar constraints imposed by regulatory authorities on savings associations) or by the terms of any loan, financing or other agreement or instrument to which the Company is a party or by which the Company is or may be bound.

                  (h) There are no actions, proceedings, or investigations pending or, to the Company's knowledge, threatened against or affecting the Company or any of its property or rights at law or in equity or before or by any court or tribunal that have not been disclosed to the Trustee and may have a material adverse effect on the value of the Common Stock.

                  (i) All employee plans of the Bank and the Company are in compliance, in all material respects, with all applicable reporting, disclosure and filing requirements pertaining to employee benefit plans set forth in the Code and ERISA.

                  (j) No consent, approval or other authorization or notice to any governmental authority or expiration of any government-imposed waiting period is required in connection with the execution or delivery of this Agreement, except such as has been obtained, given or expired.

                  (k) The shares of Common Stock constitute "qualifying employer securities" within the meaning of Section 409(l) of the Code.

         Section 4.3.  Covenants of Company.  The Company covenants that:

                  (a) The Company shall submit or cause to be submitted to the Internal Revenue Service within ninety (90) days following the Closing Date an application for a determination letter confirming that the ESOP, effective as of July 1, 1996, and the related Trust are qualified and exempt from taxation under Sections 401(a) and 501(a), respectively, of the Code and that the ESOP meets the requirements of
         Section 4975(e)(7) of the Code.

                  (b) The Company and the Bank shall make all changes reasonably requested by the Internal Revenue Service as a condition of obtaining a determination letter from the Internal Revenue Service with respect to the ESOP, effective July 1, 1996. The Company and the Bank shall continue to do all things necessary to cause the ESOP and the Trust at all times to be operated and administered such that the ESOP remains qualified under Section 401(a) and remains an employee stock ownership plan under Section 4975(e)(7) of the Code and the Trust remains tax-exempt under Section 501(a) of the Code.


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



                  (c) If at any time the ESOP is required, by applicable law, court order, or otherwise, to make distributions of Shares that otherwise would be in violation of Federal or state securities laws, the Company shall take all actions necessary to permit such required distributions to be made in full compliance with such laws.

                  (d) The Company shall honor the Put Options if, and to the extent, required by Section 409(h) of the Code and regulations thereunder, and shall not permit its ability to honor such Options to be materially restricted in any way.

                  (e) The Company or the Bank shall provide to the Trustee all governmental filings relating to the ESOP and all ESOP amendments within sixty days of the date on which such filing or amendment is effected, and, on an annual basis, shall provide complete financial statements of the ESOP and the Company.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.1. Documentation Satisfactory to Company. The obligation of the Company to make the Trust Loan is, in addition to the conditions precedent contained in Section 5.2, subject to the condition precedent that the Company shall have received each of the following, duly executed and dated as of the Closing Date (or such earlier date as shall be satisfactory to the Company) and in form and substance satisfactory to the Company:

                  (a)      the Trust Note;

                  (b)      the Share Pledge Agreement; and

                  (c) a certificate of the Trustee, substantially in the form of Exhibit C hereto, with such changes thereto as shall be acceptable to the Company and its counsel, and with respect to such other matters as the Company may reasonably request.

         Section 5.2. Other Conditions Precedent to Company Obligations. In addition to the condition precedent contained in Section 5.1, the obligation of the Company to make the Trust Loan available is subject to the conditions precedent that (i) the Conversion is consummated, (ii) the representations and warranties made by the Trustee herein shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date; and (iii) the ESOP shall be permitted to purchase Shares in the Conversion.

         Section 5.3. Documentation Satisfactory to Trustee. The obligation of the Trust to enter into the Trust Loan is subject to the condition precedent that the Trustee shall have received each of the following, duly executed and dated as of the Closing Date (or such earlier date as shall be satisfactory to Trustee) and in form and substance satisfactory to Trustee:

                  (a)  The Share Pledge Agreement; and


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                  (b) A certificate of the Company, substantially in the form of
         Exhibit D hereto, with such changes thereto as shall be acceptable to the Trustee and its counsel, and with respect to such other matters as the Trustee may reasonably request.

         Section 5.4. Other Conditions Precedent to Trustee's Obligation. The obligation of the Trustee to enter into the Trust Loan is subject to the conditions precedent that (i) the Conversion is consummated, (ii) the representations and warranties made by the Company herein shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date, and (iii) no injunction or restraining order shall be in effect or litigation pending or threatened to forbid or enjoin the consummation of the transaction contemplated by this Agreement.

                                   ARTICLE VI

                       EVENTS OF DEFAULT AND THEIR EFFECT

         Section 6.1. Events of Default; Effect. If default in the payment when due of any principal of, or default (and continuance thereof for 5 days) in the payment when due of interest on, the Trust Note (an "Event of Default") occurs, unless the effect thereof as an Event of Default has been waived in writing by the Company, then the Company may declare the Trust Note to be due and payable, whereupon the Trust Note shall become immediately due and payable, without presentment, demand, protest or notice to the Trust or other action by the Company of any kind whatsoever, all of which actions the Trust hereby waives to the maximum extent permitted by law. The Company shall promptly advise the Trust of any declaration of default, but failure to do so or delay in doing so shall not impair the effect of such declaration. Notwithstanding anything to the contrary herein or in the Trust Note or the Share Pledge Agreement contained or implied, if a Default or Event of Default occurs with respect to the Trust Loan by the Trust, the value of Trust assets transferred in satisfaction thereof shall not exceed the amount of such default. In addition, such a transfer of such Trust assets shall only occur upon and to the extent of the failure of the Trust to meet the payment schedule of the Trust Loan provided in Article II.

                                   ARTICLE VII

                                 SHARE PURCHASES

         Section 7.1. Purchase of Shares. The Company is making the Trust Loan available to the Trustee for the purpose of allowing the Trustee to purchase Shares in the Conversion. To the extent the ESOP is permitted to purchase 40,474 Shares in the Conversion, the Trustee agrees to use all of the proceeds of the Trust Loan to purchase Shares in accordance with this Article VII.

         Section 7.2. Manner of Purchase. The Trustee shall timely subscribe to purchase the Shares the ESOP is permitted to purchase in the Conversion pursuant to the Bank's Plan of Conversion. The Trustee shall draw upon the Trust Loan and use the proceeds thereof to purchase the number of Shares the ESOP may purchase in the Offering, simultaneously with consummation of the Conversion.


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



         Section 7.3. Readily Tradeable. The Company agrees to use reasonable efforts to cause the Shares to be, and to maintain the Shares' status as, "readily tradeable on an established securities market" within the meaning of
Section 409(l)(1) of the Code.

         Section 7.4. No Prohibited Transactions. The Trustee in the performance of its obligations under this Agreement, shall observe its fiduciary obligations under Section 404 of ERISA, shall not engage in any transaction prohibited by ERISA or contrary to such fiduciary obligations, and, in acquiring Shares, shall not (and shall not be deemed obligated to) pay more than "adequate consideration", as defined in Section 3(18) of ERISA.

         Section 7.5. Maximum Number of Shares. The Trust shall not purchase Shares with proceeds of the Trust Loan in excess of 8% of the outstanding Shares of the Company at the time of purchase.

                                  ARTICLE VIII

                                     GENERAL

         Section 8.1. Waivers; Amendments. No delay on the part of the Company, or the holder of the Trust Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, the Trust Note or the Share Pledge Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Company and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 8.2. Confirmations; Information. The Company and the Trust (or holder of the Trust Note) agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal balance then outstanding under the Trust Note and such other matters relating to the Trust Loan, the Trust, the ESOP or the purchase of Shares as may reasonably be the subject of inquiry.

         Section 8.3. Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

         Section 8.4. Governing Law. To the extent not preempted by ERISA, this Agreement and the Trust Note shall be a contract made under and governed by the laws of the State of Indiana, without regard to conflict of laws principles. All obligations of the Trust and rights of the Company and other holder of the Trust Note expressed herein or in such Trust Note shall be in addition to and not in limitation of those provided by law.

         Section 8.5. Notices. All communications and notices hereunder shall be in writing and shall be deemed to be given when sent by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, duly confirmed, and addressed to such party at the address indicated below or to such other address as such party may designate in writing pursuant to this Section 8.5.

      Home Financial Bancorp
                     279 E. Morgan Street
                     P.O. Box 381
                     Spencer, Indiana   47460
                     Attention: Kurt J. Meier, President

                     Community Trust & Investment Company, Inc.
      105 N. Pete Ellis Drive
                     Suite B
                     P.O. Box 5996
    Bloomington, Indiana 47407

         Section 8.6. Expenses. All expenses of the transaction contemplated by this Agreement shall be paid by the Company.

         Section 8.7. Reimbursement. If the Trustee uses proceeds from the Trust Loan to purchase Common Stock directly from the Company and it is subsequently determined by a court of competent jurisdiction that the Trustee paid in excess of "adequate consideration" within the meaning of ERISA for such shares, the Company shall, as soon as practicable following such judgment, reimburse the Trustee for the amount of the excess payment.

         Section 8.8. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.

         Section 8.9. Severability. Should any clause, paragraph or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, paragraphs or parts of this Agreement which can be affected without such illegal clause, paragraph or part shall nevertheless remain in full force and effect.

         Section 8.10. No Assignment. This Agreement and the obligations of the parties herein may not be assigned or assumed by any other parties.

         Section 8.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which put together shall constitute one and the same instrument.

                                   ARTICLE IX

                                LIMITED RECOURSE

         Section 9.1. Limited Recourse. Notwithstanding anything to the contrary herein or in the Trust Note, the Share Pledge Agreement or any other instrument, agreement or document contained or implied, the obligations of the Trust under this Agreement, the Trust Note and the Share Pledge

Agreement (collectively, the "Trust Loan Obligations") shall be enforceable to the extent permitted under law, including (without limitation) the Exempt Loan Rules, only against the Trust to the extent of the Collateral (as defined in the Share Pledge Agreement) not theretofore released from the pledge and security interest under the Share Pledge Agreement as provided in Section 3.2 and contributions and other payments (other than contributions of employer securities) made to the Trust in accordance with the ESOP to enable the Trust to pay and satisfy the Trust Loan Obligations and from earnings attributable to the Shares purchased with Trust Loan proceeds and the investment of such contributions and payments (collectively, the "Trust Loan Collateral"). No recourse shall be had to or against the Trust or the assets thereof (other than the Trust Loan Collateral) for any deficiency judgment against the Trust for the purpose of obtaining payment or other satisfaction of the Trust Loan Obligations.

         Section 9.2. No Personal Recourse Against Trustee. Without limiting the provisions of Section 9.1, the Trustee of the Trust shall have no personal liability for any of the Trust Loan Obligations.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

                              TRUST UNDER OWEN COMMUNITY BANK,
                              S.B. EMPLOYEE STOCK OWNERSHIP PLAN
                              AND TRUST AGREEMENT

                              By: Community Trust & Investment Company, Inc., Trustee


                              By:


                                    Printed:

                                      Its:


                               HOME FINANCIAL BANCORP


                               By:
                                        Kurt J. Meier

                               Printed:          Kurt J. Meier

                               Its:              President


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